Exhibit 10.4

SUBSCRIPTION AGREEMENT

Thimble Point Acquisition Corp.

195 Church Street, 15th Floor

New Haven, Connecticut 06510

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Thimble Point Acquisition Corp., a Delaware corporation (“THMA”), and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (the “Transaction Agreement”), by and among THMA, Pear Therapeutics, Inc., a Delaware corporation (the “Company”), Oz Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly owned subsidiary of THMA, on the terms and subject to the conditions therein (such merger, the “Transaction”). In connection with the Transaction, THMA is seeking commitments from interested investors to purchase, substantially concurrently with the closing of the Transaction, shares of THMA’s Class A common stock, par value $0.0001 per share (the “Shares”), in a private placement (the “Private Placement”) for a purchase price of $10.00 per share (the “Per Share Purchase Price”). Concurrently with the execution of this Subscription Agreement, THMA is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Subscribed Shares (as defined below), an aggregate amount of up to 10,280,000 Shares, at the Per Share Purchase Price. The aggregate purchase price to be paid by the Investor for the Subscribed Shares is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and THMA acknowledge and agree as follows:

The decision of Investor to purchase the Subscribed Shares pursuant to this Subscription Agreement has been made by Investor independently of any Other Investor or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of THMA, the Company or any of their respective subsidiaries which may have been made or given by any Other Investor or investor or by any agent or employee of any Other Investor or investor, and neither Investor nor any of its agents or employees shall have any liability to any Other Investor or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Investor or investor pursuant hereto or thereto, shall be deemed to constitute Investor and Other Investors or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and Other Investors or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Investor acknowledges that no Other Investor has acted as agent for Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of Investor in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor or investor to be joined as an additional party in any proceeding for such purpose.

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from THMA the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein (such Shares, the “Subscribed Shares” and such subscription and issuance, the “Subscription”). The Investor acknowledges and agrees that THMA reserves the right to accept or reject the Investor’s subscription for the Subscribed Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by THMA only when this Subscription Agreement is signed by a duly authorized person by or on behalf of THMA; THMA may do so in counterpart form.

2. Closing.

(a) The closing of the sale of the Subscription contemplated hereby (the “Closing” and the date of which the Closing occurs, the “Closing Date”) shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the consummation of the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 and (b) delivery of written notice from (or on behalf of) THMA to the Investor (the “Closing Notice”), that THMA reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) Business Days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to THMA, no later than one (1) Business Day prior to the closing date specified in the Closing Date, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by THMA in the Closing Notice, such funds to be held by THMA in escrow until the Closing. On the Closing Date, THMA shall (a) issue the Subscribed Shares to the Investor and cause such Subscribed Shares to be registered in book-entry form in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, on THMA’s share register, free and clear of any liens or other restrictions whatsoever (other than those arising under this Subscription Agreement or under state or federal securities laws), and (b) provide evidence from its transfer agent of the issuance of the Subscribed Shares to Investor in book-entry form on and as of the Closing Date; provided, however, that THMA’s obligation to issue the Subscribed Shares to the Investor is contingent upon THMA having received the Subscription Amount in full in accordance with this Section 2. For purposes of this Subscription Agreement, “Business Day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Boston, Massachusetts are open for the general transaction of business.

(b) Each book entry for the Subscribed Shares shall contain a notation in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

(c) In the event the closing of the Transaction does not occur within two (2) Business Days of the anticipated Closing Date identified in the Closing Notice, THMA shall promptly (but not later than one (1) Business Day thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account from which THMA received the Subscription Amount, and any book entries shall be deemed cancelled.

(d) Prior to or at the Closing, the Investor shall deliver to THMA a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3. Closing Conditions.

(a) The obligation of each of THMA and the Investor to consummate the Subscription is subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Investor or THMA, as applicable, of the following conditions:

(i) no judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) issued by any court or other governmental authority of competent authority restraining, prohibiting or making illegal the consummation of the Subscription or any other transactions contemplated hereby shall be pending or in effect;

(ii) no suspension of the listing or qualification for offering or sale or trading on the Stock Exchange (as defined below) of THMA’s Class A Common Stock, or to THMA’s knowledge, no initiation nor threatening of any proceedings for any of such purposes, shall have occurred and be continuing, and such Class A Common Stock shall have been approved for listing, subject to official notice of issuance, on such Stock Exchange; and

(iii) (A) all conditions precedent to the consummation of the Transaction under the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement, which by their nature are to be satisfied at the consummation of the Transaction, including to the extent that any such condition is dependent upon the consummation of the Subscription) or waived and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

(b) The obligation of THMA to consummate the Subscription is subject to the satisfaction or, to the extent permitted by applicable law, waiver by THMA of the following conditions:

(i) all representations and warranties of the Investor contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of such date) and the consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date, subject to the foregoing qualifiers; and

(ii) the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c) The obligation of the Investor to consummate the Subscription is subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Investor of the following conditions:

(i) all representations and warranties of THMA contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or THMA Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or THMA Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date) and the consummation of the Closing shall constitute a reaffirmation by THMA of each of the representations and warranties of THMA contained in this Subscription Agreement as of the Closing Date, subject to the foregoing qualifiers;

(ii) THMA shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii) no amendment, modification or waiver of the Transaction Agreement (as the same exists on the date of this Subscription Agreement) shall have occurred, without the Investor’s written consent, that would materially adversely affect the economic benefits that Investor would reasonably expect to receive under this Subscription Agreement.

4. Further Assurances. At the Closing, THMA and the Investor shall execute and deliver such additional documents and take such additional actions as THMA and the Investor reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. THMA Representations and Warranties. THMA represents and warrants to the Investor that:

(a) THMA is duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware. THMA has all corporate power and authority to own, lease and operate its properties and, subject to obtaining all required approvals necessary in connection with the performance of the Transaction Agreement and the consummation of the Transaction, conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Subscribed Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under THMA’s certificate of incorporation (as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.

(c) This Subscription Agreement has been duly authorized, executed and delivered by THMA and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against THMA in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The execution, delivery and performance by THMA with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of THMA or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which THMA or any of its subsidiaries is a party or by which THMA or any of its subsidiaries is bound or to which any of the property or assets of THMA is subject that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of THMA and its subsidiaries, taken as a whole (a “THMA Material Adverse Effect”) or materially affect the validity of the Subscribed Shares or the legal authority of THMA to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of THMA; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over THMA or any of their properties that would reasonably be expected to have, individually or in the aggregate, a THMA Material Adverse Effect or materially affect the validity of the Subscribed Shares or the legal authority of THMA to comply in all material respects with this Subscription Agreement.

(e) As of their respective dates and except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Document, all reports (the “SEC Reports”) required to be filed by THMA with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of THMA included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of THMA as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP). There are no material outstanding or unresolved comments in comment letters received by THMA from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system.

(f) Other than the Other Subscription Agreements (which are materially similar to this Subscription Agreement except as actually disclosed to the Investor prior to the execution of this Subscription Agreement), the Transaction Agreement, the Forward Purchase Agreement (as defined in the Transaction Agreement), as amended, and any other agreement expressly contemplated by the Transaction Agreement, THMA has not entered, and will not enter, into any side letter, agreement or understanding (written or oral) with any Other Investor or any other investor or potential investor in connection with such Other Investor’s, investor’s or potential investor’s direct or indirect investment in THMA. No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor, investor or potential investor (as compared to this Subscription Agreement), except as actually disclosed to the Investor prior to the execution of this Subscription Agreement. The Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement. The Other Subscription Agreements reflect the same purchase price per share as the Per Share Purchase Price in this Subscription Agreement and do not contain any put, anti-dilution, conversion, warrant, or other rights to purchase, sell, or receive equity or debt securities or cash of THMA, the Company, or Merger Sub that are not also in this Subscription Agreement (except the number of shares of Class A Common Stock to be sold and purchased pursuant to the Other Subscription Agreements).

(g) Assuming the accuracy of the representations and warranties of the Investor set forth in this Subscription Agreement, THMA is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by THMA of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filing of the Registration Statement (as defined below) pursuant to Section 7, (iv) filings required by the Nasdaq, or such other applicable stock exchange on which THMA’s common stock is then listed (the “Stock Exchange”), including with respect to obtaining stockholder approval, (v) those required to consummate the Transaction as provided under the Transaction Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a THMA Material Adverse Effect.

(h) As of the date of this Subscription Agreement, the authorized capital stock of THMA consists of 200,000,000 shares of Class A common stock, par value of $0.0001 per share (the “Class A Common Stock”), 20,000,000 shares of Class B common stock, par value of $0.0001 per share (the “Class B Common Stock”) and 1,000,000 shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”). As of the date of this Subscription Agreement, (i) no shares of Preferred Stock are issued and outstanding, (ii) 27,600,000 shares of Class A Common Stock are issued and outstanding, and (iii) 6,900,000 shares of Class B Common Stock are issued and outstanding. All issued and outstanding shares of Class A Common Stock and Class B Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable. Except as set forth in this Subscription Agreement and pursuant to the Other Subscription Agreements, the Forward Purchase Agreement, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding, and between the date hereof and the Closing, THMA will not issue, sell, or cause to be outstanding, any equity interests of THMA (or securities of THMA convertible into or exchangeable for equity interests of THMA), (c) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of THMA to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of THMA to issue, any shares of Class A Common Stock, Class B Common Stock or other equity interests in THMA (or any securities convertible into or exchangeable or exercisable for such equity interests), (d) equity equivalents or other similar rights of or with respect to THMA, or (e) obligations of THMA to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. There are no securities or instruments issued by or to which THMA is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares pursuant to this Subscription Agreement or (ii) the Shares to be issued pursuant to any Other Subscription Agreement. As of the date hereof, THMA does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated, in each case other than in Merger Sub. There are no stockholder agreements, voting trusts or other agreements or understandings to which THMA is a party or by which it is bound relating to the voting of any securities of THMA, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

(i) The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange. As of the date of this Subscription Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of THMA, threatened against the THMA by the Stock Exchange or the SEC, respectively, to prohibit or terminate the listing of the shares of Class A Common Stock or to deregister the shares of Class A Common Stock under the Exchange Act. THMA has taken no action that is designed to terminate the registration of the shares of Class A Common Stock under the Exchange Act. THMA has not, in the twelve (12) months preceding the date hereof, received notice from the Stock Exchange to the effect that THMA is not in compliance with the listing or maintenance requirements of the Stock Exchange. As of the Closing Date, the Subscribed Shares have been approved for listing on the Stock Exchange.

(j) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by THMA to the Investor hereunder. The Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(k) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a THMA Material Adverse Effect, there is no (i) action, suit, claim, arbitration or other proceeding, in each case by or before any governmental authority or arbitrator pending, or, to the knowledge of THMA, threatened against THMA or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against THMA.

(l) Other than Citigroup Global Markets Inc., BofA Securities, Inc. and their respective affiliates (collectively, the “Placement Agents”), THMA has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Subscribed Shares, and THMA is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Subscribed Shares other than to the Placement Agents.

(m) THMA is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n) THMA is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a THMA Material Adverse Effect. THMA has not received any written communication from a governmental authority that alleges that THMA is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have a THMA Material Adverse Effect.

(o) As of the Closing, the Subscribed Shares will be eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and THMA is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Subscribed Shares. THMA’s transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program. The Shares are not, and have not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of Subscribed Shares through DTC.

(p) Upon consummation of the Transaction, the issued and outstanding Subscribed Shares will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange.

(q) There has been no action taken by THMA, or, to the actual knowledge of THMA, any officer, director, equityholder, manager, employee, agent or representative of THMA, in each case, acting on behalf of THMA, in violation of any applicable Anti-Corruption Laws (as defined below), (i) THMA has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) THMA has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) THMA has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any similar applicable law that prohibits bribery or corruption.

(r) Neither THMA nor the Company engages in the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof. Neither THMA nor the Company has any current intention of engaging in such activities in the future.

(s) THMA is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the “Code’), a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (“USRPHC”).

(t) THMA is classified as a C corporation for U.S. federal income tax purposes.

6. Investor Representations and Warranties. The Investor represents and warrants to THMA that:

(a) To the extent applicable, the Investor has been duly formed or incorporated, and is validly existing in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of its jurisdiction of incorporation or formation and has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is aware that the sale is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Subscribed Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor is not an entity formed for the specific purpose of acquiring the Subscribed Shares. The Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Accordingly, the Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

(c) The Investor acknowledges and agrees that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to THMA or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (ii) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Subscribed Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Subscribed Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. The Investor acknowledges and agrees that the Subscribed Shares may not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the date that THMA files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Subscribed Shares.

(d) The Investor acknowledges and agrees that the Investor is purchasing the Subscribed Shares directly from THMA. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of THMA, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of THMA expressly set forth in Section 5.

(e) The Investor’s acquisition and holding of the Subscribed Shares will not constitute or result in a nonexempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(f) The Investor acknowledges and agrees that the Investor has received such financial and other information as the Investor deems necessary in order to make an investment decision with respect to the Subscribed Shares, including, with respect to THMA, the Transaction and the business of the Company and its subsidiaries. The Investor acknowledges that certain information received was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such projections. The Investor acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such financial and information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. The Investor has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Subscribed Shares.

(g) The Investor became aware of this offering of the Subscribed Shares solely by means of direct contact between the Investor and THMA, the Company or a representative of THMA or the Company, and the Subscribed Shares were offered to the Investor solely by direct contact between the Investor and THMA, the Company or a representative of THMA or the Company. The Investor did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to the Investor, by any other means. The Investor acknowledges that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, THMA, the Company, the Placement Agents (defined below), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of THMA contained in Section 5, in making its investment or decision to invest in THMA.

(h) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in THMA’s filings with the SEC. The Investor is able to fend for itself in the transactions contemplated herein, has exercised its independent judgment in evaluating its investment in the Subscribed Shares, is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. As applicable, the Investor acknowledges that the offering of the Subscribed Shares meets the institutional account exemptions from filing under FINRA Rule 5123(b)(1) and the institutional customer exemption under FINRA Rule 2111(b).

(i) Alone, or together with any professional advisor(s), the Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our prospective investment in the Securities, has analyzed and considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in THMA. The Investor acknowledges specifically that a possibility of total loss exists.

(j) In making its decision to purchase the Subscribed Shares, the Investor has relied solely upon the independent investigation made by the Investor and THMA’s representations and warranties in Section 5. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning THMA, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Subscribed Shares or the offer and sale of the Subscribed Shares.

(k) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine and the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m) The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Subscribed Shares were legally derived.

(n) The Investor acknowledges that no disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Subscribed Shares.

(o) The Investor acknowledges that neither the Placement Agents, nor any of its affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to THMA, the Company or its subsidiaries or any of their respective businesses, or the Subscribed Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by THMA.

(p) The Investor acknowledges that the Placement Agents have not acted as the Investor’s financial advisor or fiduciary in connection with the Subscription and this Subscription Agreement. The Investor is aware that each BofA Securities, Inc. and Citigroup Global Markets Inc. is acting as one of THMA’s placement agents for the Private Placement and is also acting as financial advisor to the Target in connection with the Transaction.

(q) The Investor has or has commitments to have and, at the Closing, will have, sufficient funds to pay the Subscription Amount and consummate the Subscription pursuant to Section 2.

(r) The Investor does not have, as of the date of this Subscription Agreement, and, since the date the Investor was made aware of the Transaction, such Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of THMA. Notwithstanding the foregoing, if the Investor is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

7. Registration Rights.

(a) Subject to Sections 7(b) and 7(c), THMA agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Date”), it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days (or ninety (90) calendar days if the SEC notifies THMA that it will “review” the Registration Statement) following the Filing Date and (ii) ten (10) Business Days after THMA is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”). Subject to Section 7(b), THMA agrees to use commercially reasonable efforts to cause such Registration Statement, or another shelf registration statement that includes the Subscribed Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (x) the second anniversary of the Closing, or (y) the date on which the Investor ceases to hold any Subscribed Shares, or (z) on the first date on which the Investor is able to sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for THMA to be in compliance with the current public information required under Rule 144(c)(i) (or Rule 144(i)(2), as applicable) (the “Effectiveness Period”). The Investor agrees to disclose its ownership to THMA upon reasonable request to assist it in making the determination described above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Subscribed Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents THMA from including any or all of the Subscribed Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscription Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Subscription Shares which is equal to the maximum number of Subscription Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. For as long as the Registration Statement shall remain effective pursuant to this Section 7(a), THMA will use commercially reasonable efforts to (i) qualify the Subscribed Shares for listing on the Stock Exchange and (ii) update or amend the Registration Statement as necessary to include the Subscribed Shares. For as long as the Investor holds the Subscribed Shares, THMA shall use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Investor to resell the Subscribed Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.

(b) Notwithstanding anything to the contrary contained herein, THMA may delay or postpone filing of such Registration Statement, and from time to time require the Investor not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if the board of directors of THMA determines in good faith, and upon advice of external legal counsel, that either in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of THMA or would require premature disclosure of information that could materially adversely affect THMA (each such circumstance, a “Suspension Event”); provided, however, that (i) THMA may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period, and (ii) THMA shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of Subscribed Shares as soon as practicable thereafter. If so directed by THMA, the Investor will deliver to THMA or, in the Investor’s sole discretion, destroy all copies of the prospectus covering the Subscribed Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (A) to the extent the Investor is required to retain a copy of such prospectus (x) in order to comply with applicable legal or regulatory requirements or (y) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. For purposes of clarification, any failure by THMA to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve THMA of its obligations to file the Registration Statement or effect the registration of the Subscribed Shares set forth in this Section 7.

(c) THMA’s obligations to include the Subscribed Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to THMA such information regarding the Investor, the securities of THMA held by the Investor and the intended method of disposition of such Subscribed Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by THMA to effect the registration of such Subscribed Shares, and shall execute such documents in connection with such registration as THMA may reasonably request that are customary of a selling stockholder in similar situations.

(d) THMA shall use commercially reasonable efforts, if requested by the Investor, to (i) cause the removal of any restrictive legend related to compliance with the federal securities laws set forth on the Subscribed Shares, (ii) cause its legal counsel to deliver an opinion, if necessary or otherwise required by the transfer agent, to the transfer agent in connection with the instruction under subclause (i) to the effect that removal of such legends in such circumstances may be effected in compliance under the Securities Act and (iii) issue Subscribed Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at the Investor’s option, within three (3) Business Days of such request, if the Investor has sold or transferred, or proposes to sell or transfer within five (5) Business Days of such request, Subscribed Shares pursuant to the Registration Statement or in compliance with Rule 144 and (A) the Subscribed Shares are registered for resale under the Securities Act or (B) the Subscribed Shares may be sold by the Investor under Rule 144. THMA’s obligation to remove legends under this Section 7 may be conditioned upon the Investor providing such representations and documentation as are reasonably necessary and customarily required in connection with the removal of restrictive legends.

(e) At its expense, THMA shall advise the Investor within two (2) Business Days: (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by THMA of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from THMA (which notice shall not contain any material non-public information regarding THMA) of the occurrence of any of the events in clauses (i)-(v) of the preceding sentence or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that (1) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which THMA agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by THMA that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by THMA except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by applicable law or subpoena. THMA shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any of the events in clauses (i)-(v) of the first sentence of this Section 7(e), except for such times as THMA is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, THMA shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) For purposes of this Section 7, (i) “Subscribed Shares” shall mean, as of any date of determination, the Subscribed Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Subscribed Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and (ii) “Investor” shall include any affiliate of the undersigned Investor to which the rights under this Section 7 have been duly assigned.

(g) Indemnification.

(i) THMA agrees to indemnify and hold harmless, to the extent permitted by law and to the extent a seller under the Registration Statement, the Investor, its directors, officers, employees, and agents, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (“Losses”) caused by based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to THMA by or on behalf of the Investor expressly for use therein; provided, however, that the indemnification contained in this Section 7(g) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of THMA (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall THMA be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by the Investor, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by THMA in a timely manner or (C) in connection with any offers or sales effected by or on behalf of the Investor in violation of Section 7(e).

(ii) The Investor agrees, severally and not jointly with any other person that is a party to the Other Subscription Agreements, to indemnify and hold harmless THMA, its directors, officers, employees and agents and each person who controls THMA (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Losses arising out of or that are based upon any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor expressly for use in the Registration Statement or a Prospectus.

(iii) Any person entitled to indemnification herein (the “Indemnified Party”) shall (A) give prompt written notice to the indemnifying party (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the Indemnifying Party) and (B) permit the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed, the Indemnifying Party shall not be subject to any liability for any settlement made by the Indemnified Party without its consent. An Indemnifying Party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless, in the reasonable judgment of legal counsel to any Indemnified Party, a conflict of interest exists between such Indemnified Party and any other of such Indemnified Parties with respect to such claim. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the Indemnifying Party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnifying Party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v) In no event shall the aggregate liability of the Investor for indemnification under this Section 7(g) be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Subscribed Shares giving rise to such indemnification obligation.

(vi) THMA shall notify the Investor reasonably promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by Section 7(g)(ii) of which THMA receives notice. The Investor shall notify THMA reasonably promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by Section 7(g)(i) of which the Investor is aware.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of THMA and the Investor hereunder shall terminate without any further liability on the part of THMA or the Investor in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of THMA and the Investor to terminate this Subscription Agreement, (c) THMA’s notification to the Investor in writing that it has, with the written consent of the Company, abandoned its plans to move forward with the

Transaction and/or terminated the Investor’s obligations with respect to the subscription without the delivery of the Subscribed Shares having occurred, (d) the Termination Date (as defined in the Transaction Agreement), if Closing has not occurred by such date or (e) at the election of the Investor, if there has occurred a breach of any representation, warranty, covenant or agreement on the part of THMA set forth in this Subscription Agreement, or if any representation or warranty of THMA shall have become untrue, in either case, such that the conditions set forth in Section 3(a) and 3(c) are not capable of being satisfied by the Termination Date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. THMA shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to THMA in connection herewith shall promptly (and in any event within one (1) Business Day) following the Termination Event be returned in full to Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by Investor, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transaction shall have been consummated.

9. Trust Account Waiver. The Investor acknowledges that THMA is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving THMA and one or more businesses or assets. The Investor further acknowledges that, as described in THMA’s prospectus relating to its initial public offering dated February 1, 2021 (the “IPO Prospectus”) available at www.sec.gov, substantially all of THMA’s assets consist of the cash proceeds of THMA’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of THMA, its public stockholders and the underwriters of THMA’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to THMA to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of THMA entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account for such a claim; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of shares of Class A Common Stock currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such shares of Class A Common Stock, except to the extent that the Investor has otherwise agreed with THMA to not exercise such redemption right.

10. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Notwithstanding the foregoing, Investor may assign its rights and obligations under this Subscription Agreement (i) at any time to a fund or account managed by Investor or the same investment manager as the Investor or an affiliate thereof, (ii) at any time to one or more of its affiliates, (iii) at any time to another person with the prior written consent of THMA (provided that no such assignment shall relieve Investor of its obligations hereunder if any such affiliate fails to perform such obligations) and (iv) after the Closing, in whole or from time to time in part, to one or more persons in connection with the transfer of Subscribed Shares by Investor to such person, provided that the Investor complies with all applicable laws and, with respect to any transfer or assignment prior to Closing, provides written notice of assignment and an updated Schedule B to THMA promptly after such assignment is effected, and such assignee or transferee agrees in writing to be bound by all of the provisions contained herein, makes the representations and warranties in Section 6 and completes Schedule A hereto.

(b) THMA may request from the Investor such additional information as THMA may deem necessary to register the resale of the Subscribed Shares and evaluate the eligibility of the Investor to acquire the Subscribed Shares, and the Investor shall provide such information as may reasonably be requested. The Investor acknowledges that THMA may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of THMA.

(c) The parties hereto intend that stock of THMA issued to the Investor in connection with this Subscription Agreement shall constitute stock that participates in corporate growth to a significant extent within the meaning of U.S. Treasury Regulation Section 1.305-5(a), and therefore shall not be treated as preferred stock for purposes of Section 305 of Code, and the U.S. Treasury Regulations thereunder. THMA and the Investor shall file all tax returns and determine all applicable taxes consistent with such treatment unless required pursuant to a change in law or a final determination (within the meaning of Section 1313 of the Code or any similar provision of state or local tax law).

(d) Upon the Investor’s request, THMA shall review and determine whether it is or has become a USRPHC, and shall provide the Investor with prompt written notice of its non-USRPHC or USRPHC status as so determined.

(e) The Investor acknowledges that THMA, the Company, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement and that the Company and the Placement Agents are third-party beneficiaries of those provisions. Prior to the Closing, the Investor agrees to promptly notify THMA, the Company and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate. The Investor acknowledges and agrees that each purchase by the Investor of Shares from THMA will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

(f) The Investor acknowledges and agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Investor, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of THMA prior to the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all

“short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including, without limitation, on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. This Section 10(f) shall not apply to any sale (including the exercise of any redemption right) of securities of the Issuer (i) held by the Investor, its controlled affiliates or any person or entity acting on behalf of Investor or any of its controlled affiliates prior to the execution of this Subscription Agreement or (ii) purchased by Investor, its controlled affiliates or any person or entity acting on behalf of Investor or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement. Further, for the avoidance of doubt, this Section 10(f) shall not apply to ordinary course, non-speculative hedging transactions. Notwithstanding the foregoing, (i) nothing in this Section 10(f) shall prohibit any entities under common management with Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in the transactions contemplated hereby (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales; and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above-shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

(g) THMA, the Company and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably-authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry-with respect to the matters covered hereby; provided, however, that the foregoing shall not give the Company or the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of THMA set forth in this Subscription Agreement.

(h) All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(i) This Subscription Agreement may not be amended, modified, supplemented or waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing signed by each of THMA and the Investor; provided, however, that no amendment, supplement, modification or waiver by THMA of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either THMA or the Investor in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of THMA and the Investor hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(j) This Subscription Agreement (including the schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between THMA and the Investor, with respect to the subject matter hereof. Except as set forth in Sections 10(c), 10(g) and 10(i) and the last sentence of Section 10(n) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than THMA and the Investor, and their respective successor and assigns, and THMA and the Investor acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to such provisions.

(k) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of THMA and the Investor and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(l) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in ..pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(n) THMA and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement in any Chosen Court (as defined below), this being in addition to any other remedy to which THMA or the Investor is entitled at law, in equity, in contract, in tort or otherwise. THMA and the Investor acknowledge and agree that the Company shall be entitled to seek to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

(o) Each party shall pay its own expenses in connection with this Subscription Agreement and the transactions contemplated hereby.

(p) Any notice or communication required or permitted hereunder to be given or made hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent (provided that the email is confirmed orally or in writing by the recipient thereof, excluding out-of-office replies or other automatically generated responses), if sent by email, or (iii) three (3) Business Days after the date of mailing, in each case, to:

(i) if to the Investor, such addresses set forth on the signature page hereto or to such other address or addresses as the Investor may hereafter designate by notice to THMA; or

(ii) if to THMA:

Thimble Point Acquisition Corp.

195 Church Street, 15th Floor

New Haven, Connecticut 06510

Attention: Elon Boms

Email: elon@pvfamilyoffice.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Melissa Sawyer

Email: sawyerm@sullcrom.com

(iii) if to the Placement Agents:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Philip Turbin

Email: philip.turbin@bofa.com

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Attention: Ilir Mujalovic

Email: Ilir.Mujalovic@shearman.com

(q) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

(r) THMA covenants and aggress that the Other Subscription Agreements shall not be materially amended following the date hereof without offering the benefit of any such amendment to the Investor.

(s) THMA AND THE INVESTOR IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK, IN EACH CASE SITTING IN THE COUNTY OF NEW YORK (THE “CHOSEN COURTS”), SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THMA AND THE INVESTOR IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THMA AND THE INVESTOR HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(r) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(r).

11. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of THMA expressly contained in Section 5, in making its investment or decision to invest in THMA. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including the Investor’s affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, shall have any liability to the Investor or to any Other Investor pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by THMA, the Company, the Placement Agents or any Non-Party Affiliate (as defined below) concerning THMA, the Company, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of THMA, the Company, any Placement Agent or any of THMA’s, the Company’s or the Placement Agents’ controlled affiliates or any family member of the foregoing. The Investor further acknowledges that (i) the Staff of the SEC issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (the “Statement”), (ii) THMA continues to review the Statement and its implications, including on the financial statements and other information included in its SEC Reports, (iii) any restatement, revision or other modification of the SEC Reports in connection with such a review of the Statement or any subsequent related agreements or other guidance from the Staff of the SEC on related mattes shall be deemed not material for purposes of this Agreement, including for purposes of Section 3(a), Section 5(e) or Section 6(f) and (iv) the Disclosure Document will not constitute an SEC Report for the purposes of this Agreement. Investor agrees that none of the Placement Agents shall be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Private Placement. On behalf of the Investor and its Affiliates, the Investor releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the Private Placement. The Investor agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the Private Placement. This undertaking is given freely and after obtaining independent legal advice.

12. Disclosure. THMA shall, by no later than 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that THMA has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of THMA, the Investor shall not be in possession of any material, non-public information received from THMA or any of its officers, directors, employees or agents. Notwithstanding anything in this Subscription Agreement to the contrary, THMA shall not (i) publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release without the prior written consent of the Investor, or (ii) publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, or to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Stock Exchange, in which case THMA will provide Investor with prior written notice (which notice may be by e-mail) of such disclosure under this clause (ii) (provided, that in any such event under this clause (ii), THMA shall use its commercially reasonable efforts to allow the Investor an opportunity to review such public statement, press release, filing or other communication) or (iii) to the extent such announcements or other communications contain only information that is substantially equivalent to the information that has previously been disclosed in a public statement, press release or other communication without breach by THMA of its obligations under this Section 12.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, THMA has accepted this Subscription Agreement as of the date set forth below.

Thimble Point Acquisition Corp.

By:
Name:
Title:

Date:                         , 2021

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:

Name:

Title:

Name in which Shares are to be registered (if different):	Date:____, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

E-Mail:	E-Mail:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by THMA in the Closing Notice.

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by the Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐	Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	Investor is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

Investor is an institutional “accredited investor” within the meaning of Rule 501(a) under the Securities Act and has checked the appropriate box(es) below indicating the applicable provision under which the Investor qualifies as such:

☐

Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, partnership, or limited liability company that was not formed for the specific purpose of acquiring the securities of THMA being offered in this offering, with total assets in excess of $5,000,000.

☐	Investor is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Investor is a “bank” as defined in Section 3(a)(2) of the Securities Act.

☐	Investor is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	Investor is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	Investor is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

Schedule A-1

☐	Investor is an investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940.

☐	Investor is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.

☐	Investor is an investment company registered under the Investment Company Act of 1940.

☐	Investor is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.

☐	Investor is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Investor is a “Rural Business Investment Company” as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐

Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

☐

Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.

☐	A bank;

☐	A savings and loan association;

☐	A insurance company; or

☐	A registered investment adviser.

☐	Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.

☐

Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐

Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by THMA in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

Schedule A-2

*** AND ***

C.	AFFILIATE STATUS
(Please check the applicable box) Investor:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144) of THMA or acting on behalf of an affiliate of THMA.

Schedule A-3

SCHEDULE B

SCHEDULE OF TRANSFERS

Investor’s Subscription was in the amount of __________ Shares. The following transfers of a portion of the Subscription have been made:

Date of Transfer or Reduction	Transferee	Number of Subscribed Shares Transferred or Reduced	Investor Revised Subscription Amount

Schedule B as of ______________, 20__, accepted and agreed to as of this ____ day of ____________, 20__ by:

Thimble Point Acquisition Corp.

By:
Name:
Title:

Name of Investor:

Signature of Investor:

By:
Name:
Title:

Schedule B-1